                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            OFFER FOR ALL OUTSTANDING
                    9 7/8% SENIOR SUBORDINATED NOTES DUE 2006
                                 IN EXCHANGE FOR
               9 7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
                                       OF
                              SAFELITE GLASS CORP.




         Registered holders of outstanding 9 7/8% Senior Subordinated Notes due 2006 (the "Initial Notes") who wish to tender their Initial Notes in exchange for a like principal amount of 9 7/8% Series B Senior Subordinated Notes due 2006 (the "Exchange Notes") and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Fleet National Bank (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, See "The Exchange Offer -- How to Tender" in the Prospectus.

                               The Exchange Agent
                           for the Exchange Offer is:

                               FLEET NATIONAL BANK


         By Registered or Certified Mail:       By Overnight Courier:

         Fleet National Bank                    Fleet National Bank
         P.O. Box 1440                          150 Windsor Street
         Hartford, CT  06143                    Hartford, CT  06120
         Attn:  Claire Young                    Attn:  Claire Young
         Mail Stop CT/OP/T06D                   Mail Stop CT/OP/T06D

         By Hand:                               By Facsimile:

         Fleet National Bank                    Fleet National Bank
         One Talcott Plaza, 5th floor           (860) 986-7908
         Hartford, CT  06120                    Confirm by telephone:
         Attn:  Claire Young                    (800) 666-6431
         Mail Stop CT/OP/T06D


         Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

         The undersigned hereby tenders the principal amounts of Initial Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated ___________, 1997 of Safelite Glass Corp. (the "Prospectus"), receipt of which is hereby acknowledged.


                       DESCRIPTION OF SECURITIES TENDERED


Name and address of registered holder as it appears on      Certificate number(s) of Initial      Principal Amount of Initial
the privately placed 9 7/8% Senior Subordinated Notes               Notes transmitted                  Notes Transmitted
due 2006, ("Initial Notes")

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                         THE FOLLOWING MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the Initial Notes, together with a properly completed and duly executed Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:__________________________     ___________________________________
                                              (Authorized Signature)

Address:_______________________________     Title:_____________________________

_______________________________________     Name:______________________________
                       (Zip Code)

Area Code and Telephone Number:
                                            Date:______________________________
_______________________________________


         NOTE: DO NOT SEND INITIAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY, INITIAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.